DISTRIBUTION AGREEMENT

                                                               November __, 2001
UBS Warburg LLC 677 Washington Blvd.
Stamford, Connecticut 06901


Ladies and Gentlemen:

     Aphton Corporation, a Delaware corporation (the "Company"), confirms its agreement with UBS Warburg LLC, as agent ("you" or the "Agent") with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, up to an aggregate of _______ shares (the "Maximum Number of Shares") of common stock, $0.001 par value per share (the "Common Stock"), of the Company. Such shares are hereinafter collectively referred to as the "Shares." The Shares are described in the Prospectus referred to below.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on [Form S-3 (No. 333-________)] for the registration of at least the Maximum Number of Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), and the offering of the Shares from time to time in accordance with Rule 415 under the Act, and the Company has filed such post-effective amendments thereto as may be required prior to any sale of Shares by the Company. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and is referred to herein as the "Registration Statement." The final prospectus and all applicable amendments or supplements thereto (including any pricing supplements relating to the sale of Shares from time to time), in the form first furnished to the Agent, are collectively referred to herein as the "Prospectus." All references to the "Registration Statement" and the "Prospectus" also shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any delivery by the Company of any Purchase Notice (as defined herein); provided, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" also shall be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus furnished by the Company after the registration statement became effective and prior to any delivery by the Company of any Purchase Notice which omitted information to be included in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed

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

with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

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     The Company and the Agent agree as follows:

     1. Issuance and Sale.

     (a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth on any Exchange Business Day (as defined below) selected by the Company from the date hereof until the earlier of (i) January 21, 2002, and (ii) the termination of this Agreement pursuant to Section 9 or 10 (the "Termination Date") (the period beginning on the date hereof and ending on the earlier of such dates, the "Commitment Period"), (A) with respect to purchases by Agent as principal, the Company shall sell to the Agent, and the Agent agrees to purchase from the Company, the number of Shares determined in the manner and on the terms set forth herein, and (B) with respect to purchases by Agent as agent, the Agent and the Company shall enter into an agreement regarding the issuance and sale of the number of Shares determined in the manner and on the terms set forth below. The Commitment Period may be extended until [April 20, 2002] upon the Agent's delivery to the Company of a written notice on any date prior to January 7, 2002 to that effect and the Company's acceptance of such request, provided that such extension is contingent upon the Company providing the Agent with any due diligence materials and information requested by the Agent necessary for the Agent to satisfy its due diligence obligations, and satisfaction of the other terms and conditions set forth herein.

     (b) Subject to the terms and conditions set forth below, the Company appoints you as Agent in connection with the offer and sale of Shares. In the case of sales of Blocks (as defined below), the Agent agrees, as agent of the Company, to use its best efforts when requested in the manner described herein to solicit offers to purchase the Shares upon the terms and conditions set forth in the Prospectus and as agreed to with the Company. Each of the Agent and the Company agrees to perform the respective agreements specifically provided to be performed by it herein. The Company and the Agent agree that any Shares, the placement of which the Agent arranges, shall be placed by such Agent in reliance on the representations, warranties, covenants and agreements of the Company contained herein and shall be subject to the terms and conditions set forth herein. The Agent shall not have any obligation whatsoever to purchase Blocks from the Company as principal, but the Agent and the Company may agree expressly from time to time that the Agent shall purchase the Blocks as principal on terms and conditions to be agreed.

     (c) Following delivery of a Purchase Notice (as defined below), the Agent will communicate to the Company, orally, each offer to purchase Blocks solicited by such Agent on an agency basis. The Agent shall have the right, in its sole discretion, reasonably exercised, to reject any proposed purchase of Blocks, as a whole or in part, by persons solicited by the Agent and any such rejection shall not be deemed a breach of the Agreement contained herein. The Company may accept or reject any proposed purchase of the Blocks, in whole or in part, and any such rejection shall not be deemed a breach of the Company's agreement herein.

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
     (d) The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Blocks has been solicited by the Agent and accepted by the Company. The Agent shall not have any liability to the Company if any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Blocks to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any fee to which it would otherwise be entitled in connection with such sale.

2.   Purchases as Principal.

     (a) All purchases of Shares, other than purchases of Blocks, unless otherwise expressly agreed, shall be purchased by the Agent as principal. In the absence of a separate written agreement, the Agent's commitment to purchase Shares as principal shall be deemed to have been made on the basis of the representations, warranties and covenants contained herein and shall be subject to the terms and conditions set forth herein.

     (b) For purchases as principal (other than Blocks), the Company shall sell to the Agent, and the Agent agrees to purchase from the Company, the number of Shares determined in the manner and on the terms set forth below. The Agent intends to resell the Shares purchased under this Agreement in transactions and at prices related to the prevailing market price of the Common Stock or in such other manner as may be provided in the Prospectus and may engage in sales of Common Stock, including short sales, in advance of or on the Purchase Date for any Shares deliverable pursuant to a Purchase Notice.

3.   Delivery of Purchase Notices.

     (a) The Company may exercise its right to sell Shares (including Blocks) hereunder by delivering (in accordance with Section 12 hereof) on any Exchange Business Day (as defined below) a written notice to the Agent of its election to sell Shares (each such notice, a "Purchase Notice"). Each Purchase Notice shall specify:

          (i) whether such Shares shall be sold through the Agent acting as principal or whether the Company and the Agent have expressly agreed that the Company shall sell such shares to the Agent acting as agent;

          (ii) the number of Shares that the Company intends to sell (the "Specified Number of Shares"), which shall be no less than 5% and no more than 20% of the average daily trading volume in the Common Stock on the Exchange for the thirty (30) Exchange Business Days preceding the date of delivery of the Purchase Notice, except as otherwise agreed in writing by the Agent in its sole discretion;

          (iii) whether the Company will grant the Agent the right to elect to purchase additional Shares in accordance with subsection (c) below; and

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

          (iv) in the case of a purchase of Shares by the Agent acting as principal, whether the Company elects to give the Agent the option to increase the number of Shares to be sold by the Company and purchased by the Agent acting as principal on such Purchase Date.

               A Purchase Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Purchase Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Shares. The Company shall have responsibility for maintaining records with respect to the aggregate principal amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. The Company may deliver only one Purchase Notice with respect to any Purchase Date. A Purchase Notice conforming to the foregoing requirements, once given, shall be irrevocable, and the Company shall be obligated to sell the Specified Number of Shares (subject to increase pursuant to paragraph (c) below) and the Agent shall be obligated, subject to the satisfaction of the conditions set forth in this Agreement, to (x) in case of sales by the Agent acting as agent, use its reasonable best efforts to solicit offers for the Shares, and (y) in case of purchases by the Agent acting as principal, purchase such Shares in accordance with the Purchase Notice.

     (b) The "Purchase Date" in respect of the Shares deliverable pursuant to any Purchase Notice shall be the Exchange Business Day next following the day on which such Purchase Notice is delivered; provided that if a Purchase Notice is delivered prior to 8:30 a.m. (New York time) on an Exchange Business Day, the Purchase Date in respect of such Shares shall be such date of delivery. For sales and purchases which the Agent undertakes as principal, the price per Share for the sale and purchase of any such Shares pursuant to this Agreement shall be equal to the volume weighted average price per share at which shares of the Common Stock traded on the Exchange during regular trading hours on the Purchase Date, as reported on the Nasdaq National Market System (the "Gross Sale Price"), less the Agent's commission of (i) 5 1/4% of the Gross Sale Price for all Shares sold and purchased as principal on such Purchase Date, if the Company shall have granted, and the Agent shall have exercised in whole or in part, an option pursuant to paragraph (c) below to increase the number of Shares sold and purchased as principal on such Purchase Date, or (ii) 6% of the Gross Sale Price, in any other case (the Gross Sale Price less the Agent's commission is referred to herein as the "Net Sale Price"). For sales and purchases of Blocks that the Agent undertakes on a principal basis, the price per Share and the commission shall be agreed upon between the Company and the Agent on the date of delivery of the Purchase Notice.

     (c) If the Company shall have so specified in a Notice of Purchase, which relates to a sale to the Agent acting as principal, delivered in respect of a Purchase Date, the Agent will have the option to elect, by notice to the Company delivered not later than 4:30 p.m. (New York time) on such Purchase Date, to increase the number of
                                      -5-

          Shares to be sold by the Company and purchased by the Agent acting as principal on such Purchase Date, provided that such number of Shares to be sold by the Company shall not exceed two times the Specified Number of Shares; and provided further that such number of Shares to be sold by the Company, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Purchase Notices (if any) hereunder, shall not exceed the Maximum Number of Shares. The Specified Number of Shares to be sold by the Company on any Purchase Date, as it may be increased pursuant to this paragraph
          (c), is hereinafter referred to as the "Purchased Number of Shares" in respect of such Purchase Date.

     (d) If the Purchased Number of Shares for any Purchase Date exceeds 50% of the total number of shares of Common Stock traded on the Exchange during regular trading hours on the Purchase Date, the Purchased Number shall be reduced to 50% of such total number of shares traded unless, in its sole discretion, the Agent waives this condition in writing as to any Purchase Date.

     (e)  As used herein:

          "Block" means, as more fully defined in Rule 10b-18 promulgated under the 1934 Act, a quantity of stock that either (i) has a purchase price of $200,000 or more; or (ii) is at least 5,000 shares and has a purchase price of at least $50,000; or (iii) is at least 20 round lots of the security and totals 150 percent or more of the trading volume for that security or, in the event that trading volume data are unavailable, is at least 20 round lots of the security and totals at least 1/10th of one percent (.001) of the outstanding shares of the security, exclusive of any shares owned by an affiliate; provided, however, that a block under subsection (i), (ii) and (iii) of this paragraph shall not include any amount that a broker or a dealer, acting as principal, has accumulated for the purpose of sale or resale to the issuer or to any affiliated purchaser of the issuer if the issuer or such affiliated purchaser knows or has reason to know that such amount was accumulated for such purpose, nor shall it include any amount that a broker or dealer has sold short to the issuer or to any affiliated purchaser of the issuer if the issuer or such affiliated purchaser knows or has reason to know that the sale was a short sale.

          "Exchange Business Day" means any day that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time,

          "Exchange" means the Nasdaq National Market System, and

     (f) Payment of the purchase price for Shares sold by the Company on any Purchase Date pursuant to a Purchase Notice shall be made to the Company by federal funds wire transfer to account number ___________ against delivery of such Shares to: (x) the accounts specified in writing by the Agent for sales made by the Agent acting as agent, or
          (y) the Agent through the facilities of the Depository Trust Company for purchase from the Company by the Agent acting as principal.

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

          Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange Business Day following each Purchase Date (the "Closing Date"). If the Company fails for any reason to make timely delivery of such Shares, the Company shall indemnify the Agent and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that the Agent may incur as a result of such failure.

     4. Representations and Warranties of the Company. The Company represents and warrants to the Agent, on and as of (i) the date hereof, (ii) each date on which the Company delivers a Purchase Notice to the Agent, (iii) each Purchase Date, (iv) each Closing Date, and (v) each date on which the Registration Statement or the Prospectus is amended or supplemented or there is filed by the Company with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Shares under the Registration Statement)(each such date listed in (i) through (v), a "Representation Date") that:

     (a) the Company meets the requirements for use of Form S-3 under the Act; the Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with; the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) comply in all material respects with the requirements of the Act and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; each preliminary prospectus and the Prospectus delivered to the Agent for use in connection with the offering of Shares are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and neither the Prospectus nor any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus;

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

     (b) the documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and, when read together with the other information in the Prospectus, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (c) as of the date of this Agreement the Company has, and as of each Representation Date the Company will have, an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company and the Subsidiaries (as defined below), including the Common Stock, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

     (d) the Maximum Number of Shares is less than 10% of the aggregate market value of the Company's outstanding voting stock held by non-affiliates of the Company (calculated as of a date within 60 days prior to the date of the filing of the Registration Statement);

     (e) except as disclosed in the Registration Statement, each of the Company and each subsidiary of the Company set forth on Schedule I hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement and Prospectus;

     (f) each of the Company and the Subsidiaries is duly qualified or registered to do business as a foreign corporation in good standing in each jurisdiction in which it conducts its respective business as conducted, and as proposed to be conducted as described in the Registration Statement and Prospectus, where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the business, prospects, properties, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect");

     (g) the Company has no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) other than the Subsidiaries; other than the Subsidiaries the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity;

     (h) complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to you or included in the Registration Statement, and except as set forth in the Registration Statement no changes therein will be made during the term of this agreement;

     (i) except as disclosed in the Registration Statement, all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 4(i)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

     (j) except as disclosed in the Registration Statement, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments;

     (k) except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries is in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), under (a) its respective certificate of incorporation, charter or by-laws or (b) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of clause (b), for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) (i) any provision of the articles of incorporation, charter or by-laws of the Company or any of the Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clauses (ii) and (iii) for such conflicts, breaches, or defaults, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect;

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

     (l) the Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations;

     (m) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus, and the certificates for the Shares (to the extent such Shares are certificated) are in due and proper form;

     (n) the issuance and sale of the Shares through or to the Agent hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company;

     (o) there are no contracts, agreements or understandings between the Company or its Subsidiaries and any person or entity granting such person or entity the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities or shares of capital stock of the Company upon the issue and sale of the Shares to the Agent hereunder, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived before the date hereof;

     (p) the form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the NASD;

     (q) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares, other than (x) such as have been obtained, or will have been obtained on the relevant Closing Date under the Act or the 1934 Act, (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market System and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent;

     (r) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Act;

     (s) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, unless the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could reasonably be expected to have a Material Adverse Effect;

     (t) the Prospectus in paper format delivered to the Agent for use in connection with this offering will be identical in all material respects to the version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

     (u) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

     (v) except as disclosed in the Registration Statement, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, which, if determined adversely to the Company or any of its Subsidiaries, could result in a judgment, decree or order which could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

     (w) the consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or Prospectus; any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein;

     (x) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, or (ii) any transaction which is material to the Company or the Subsidiaries, planned or entered into by the Company or any of the Subsidiaries, or (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, or (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement;

     (y) the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14, 15(d) of the 1934 Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the 1934 Act ("Rule 12b-25(b)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b);

     (z) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

     (aa) except as disclosed in the Prospectus or on Schedule 4(aa), there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, or (ii) warrants, rights or options to subscribe for or purchase from the Company or any such

          Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

     (bb) each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (cc) the Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the 1934 Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the NASD;

     (dd) the Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

     (ee) any certificate signed by any officer of the Company or any Subsidiary delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby;

     (ff) to the Company's knowledge, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

     (gg) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described;

     (hh) with such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

     (ii) the Company and the Subsidiaries have ownership or license or legal right to use all material patent, copyright, trade secret and trademark rights known by it to be necessary to the conduct of the business of the Company and the Subsidiaries as now conducted (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources;

     (jj) all material licenses or other material agreements under which (i) the Company and the Subsidiaries are granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company or any Subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or the Subsidiaries, are in full force and effect and there is no material default by the Company or any Subsidiary or, to the Company's knowledge, any other party thereto;

     (kk) each of the Company and the Subsidiaries have taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology;

     (ll) the present business, activities and products of the Company and the Subsidiaries do not infringe any Intellectual Property of any other person, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as described in documents filed with the Commission, to the Company's knowledge, no proceeding charging the Company or any Subsidiary with infringement of any adversely held Intellectual Property has been filed; the Company and the Subsidiaries are not making unauthorized use of any confidential information or trade secrets obtained by the Company or its Subsidiaries from any other person; the activities of each of the Company or the Subsidiaries or any of its employees on behalf of the Company or any Subsidiary do not violate any agreements or arrangements known to the Company or any Subsidiary which any such employees have with other persons, if any;

     (mm) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
          (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (nn) each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities;

     (oo) neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any agent, officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) received or retained any funds in violation of law or of a character required to be disclosed in the Prospectus;

     (pp) the Shares have been approved for listing, upon official notice of issuance, on the Nasdaq National Market System;

     (qq) in connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than the Prospectus, Registration Statement and other materials permitted by the Act; and

     (rr) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

5.   Certain Covenants of the Company.  The Company hereby agrees with the
Agent:


     (a) before amending or supplementing the Registration Statement or the Prospectus, or, during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Act, to furnish to the Agent a copy of each such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

     (b) to make no amendment or supplement to the Registration Statement or the Prospectus which shall have been disapproved by the Agent by notice in writing to the Company after notice thereof and reasonable opportunity to review and comment thereon;

     (c) to prepare, with respect to any Shares sold by the Company to the Agent pursuant to this Agreement, a Pricing Supplement with respect to such Shares in a form previously approved by the Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act not later than the close of business of the Commission on the third business day after any Purchase Date on which an aggregate of __% or more of the Shares were sold, and provide each such Pricing Supplement to the Agent at the same time;

     (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise the Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, or the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplementation of the Registration Statement or Prospectus or for additional information; and

     (e) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

     (f) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose;

     (g) to make available to the Agent in Stamford, Connecticut, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Agent may reasonably request for the purposes contemplated by the Act; and for so long as this agreement is in effect, the Company will prepare and file promptly, subject to Section 5(b) hereof, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act;

     (h) to furnish to you for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available;

     (i) if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Shares in the Agent's capacity as agent and to cease sales of any Shares the Agent may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements;

     (j) to generally make available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) under the Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares;

     (k) to furnish to you two signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein;

     (l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

     (m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agent, (v) the listing of the Shares on the Exchange and any registration thereof under the 1934 Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the fees and disbursements of counsel to the Agent in connection therewith, (vii) all other fees and disbursements of counsel to the Company and counsel to the Agent, and (viii) the performance of the Company's other obligations hereunder; provided that the Agent shall be responsible for any transfer taxes on resale of Shares by it;

     (n) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (g) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the 1934 Act;

     (o) to use its reasonable best efforts to cause the Shares to be listed on the Exchange; and

     (p) to use its best efforts to satisfy, or cause to be satisfied, the conditions set forth below in Section 6 on or in respect of each Closing Date hereunder.

     6. Execution of Agreement. The Agent's obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:

     (a)  the Company shall have delivered to the Agent:

          (i) an officer's certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit A hereto;

          (ii) an opinion of White & Case LLP, counsel for the Company, addressed to the Agent and dated the date of this Agreement, in the form of Exhibit B hereto, with only such departures from such form as Stroock & Stroock & Lavan LLP, counsel for the Agent, shall have approved;

          (iii) an intellectual property opinion of White & Case LLP, addressed to the Agent and dated the date of this Agreement, in the form of Exhibit C hereto, with only such departures from such form as Stroock & Stroock & Lavan LLP, counsel for the Agent, shall have approved;

          (iv) a letter of Ernst & Young LLP dated the date of this Agreement and addressed to the Agent, in substantially the form set forth in Exhibit D hereto;

          (v) evidence reasonably satisfactory to the Agent and its counsel that the Registration Statement has become effective;

          (vi) evidence reasonably satisfactory to the Agent and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date; and

          (vii) such other documents as the Agent shall reasonably request; and

     (b) The Agent shall have received the favorable opinion of Stroock & Stroock & Lavan LLP as to the matters set forth in Exhibit E hereto.

     7. Additional Covenants of the Company. The Company further covenants and agrees with the Agent as follows:

     (a) Each delivery of a Purchase Notice by the Company to the Agent shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at the time of such delivery, and an undertaking that such representations and warranties will be true and correct at the time of the consummation of the purchase by the Agent, and at the time of delivery to the Agent of Shares pursuant to the Purchase Notice, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to the time of such Purchase Notice);

     (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding any prospectus supplement relating solely to the offering of Shares pursuant to a Purchase Notice), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form satisfactory to the Agent, to the effect that the statements contained in the certificate referred to in
          Section 6(a)(i) hereof are true and correct in all material respects at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to Section 6(a)(i) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise since the date of the last such certificate previously delivered to the Agent;

     (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding any prospectus supplement relating solely to the offering of Shares pursuant to a Purchase Notice), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel for the Agent the written opinion of White & Case LLP, or other counsel satisfactory to the Agent, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 6(a)(ii) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance);

     (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (including by the filing of any document incorporated by reference therein), the Company shall cause Ernst & Young LLP immediately to furnish to the Agent a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, of the same tenor as the letter referred to in Section 6(a)(iii) hereof, but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; and

     (e) Prior to the date of this Agreement (i) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no order directed at any document incorporated by reference therein and no order preventing or suspending the use of any Prospectus will have been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     8. Conditions of Agent's Obligation to Purchase Shares. The Company's right to deliver a Purchase Notice and the Agent's obligation to, as the case may be, solicit purchases on an agency basis for, or purchase, the Shares pursuant to a Purchase Notice shall be subject to the satisfaction of the following conditions at the time of delivery of the Purchase Notice, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:

     (a) the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all material respects;

     (b) the Company shall have performed and observed its covenants and other obligations hereunder in all material respects;

     (c) from the date of delivery of the Purchase Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended;

     (d) the Shares to be issued pursuant to the Purchase Notice shall have been approved for listing on the Exchange, subject only to notice of issuance;

     (e) the Company shall furnish evidence reasonably satisfactory to the Agent and its counsel that the Registration Statement has become effective;

     (f) no amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Agent shall have objected in writing; and

     (g) the NASD shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     9. Termination by Agent. The obligations of the Agent hereunder shall be subject to termination at any time in the sole and absolute discretion of the Agent, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has since the date hereof occurred an outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agent, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or
(iv) if trading in any securities of the Company has been suspended by the Commission or by the NASD or if trading generally on the Nasdaq National Market System has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) if any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Agent has a Material Adverse Effect or will have a Material Adverse Effect on the assets, operations, business or condition (financial or otherwise) of the Company, or
(vii) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Agent has a Material Adverse Effect on the securities markets in the United States, or (viii) if any other material adverse change to the assets, operations, business or condition (financial or otherwise) of the Company has occurred, and in the case of any of the events specified in clauses (i) through
(viii), such event, singly or together with any other such events, makes it, in the judgment of the Agent, impracticable or inadvisable to market or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

     If the Agent elects to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by telephone, promptly confirmed by facsimile. If a Purchase Notice is pending at the time of termination, the Agent may declare such Purchase Notice void or may require the Company to complete the sale of Shares as specified in the Purchase Notice, at the Agent's sole discretion.

     If the solicitation of purchases on an agency basis or purchase by the Agent as principal of the Shares, as contemplated by this Agreement, is not carried out by the Agent for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 11 hereof) and the Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

     10. Termination by Company. Subject to Sections 8 and 9, if the Agent defaults in its obligation to consummate a purchase of Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and does not cure such default within five Exchange Business Days, the Company may terminate this Agreement by notice to the Agent.

     11. Indemnity and Contribution.

     (a) The Company agrees to indemnify, defend and hold harmless the Agent, its directors and officers and any person who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Agent or any such person may incur under the Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term "Prospectus" for the purpose of this Section 11 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as it may be amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Agent to the Company expressly for use with reference to the Agent in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact by the Agent in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          If any action, suit or proceeding (together, a "Proceeding") is brought against the Agent or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Agent or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Agent or any such person or otherwise. The Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Agent or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded based on advice of counsel that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred, it being understood, however, that the Company shall not be liable for the reasonable expenses of more than one separate counsel, in addition to any local counsel, in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Exchange Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request before the date of such settlement and
          (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (b) The Agent agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Agent to the Company expressly for use with reference to the Agent in the Registration Statement, as amended by any post-effective amendment thereof by the Company, or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Agent in writing of the institution of such Proceeding and the Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Agent shall not relieve the Agent from any liability which the Agent may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Agent in connection with the defense of such Proceeding or the Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Agent (in which case the Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Agent), in any of which events such reasonable fees and expenses shall be borne by the Agent and paid as incurred (it being understood, however, that the Agent shall not be liable for the reasonable expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Agent but if settled with the written consent of the Agent, the Agent agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if
          (i) such settlement is entered into more than 60 Exchange Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request before the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Agent, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Agent on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Agent and distributed to the public were offered to the public exceeds the amount of any damage which the Agent has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Agent, its directors or officers or any person (including each officer or director of such person) who controls the Agent within the meaning of
          Section 15 of the Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or
          Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Agent agree promptly to notify each other of the commencement of any Proceeding against it and, against any of their respective officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

     12. Notices. All notices hereunder shall be in writing and delivered by hand, overnight courier, mail or facsimile, and if to the Agent, shall be sufficient in all respects if delivered to UBS Warburg LLC, 677 Washington Blvd., Stamford, CT 06901, with separate copies to the attention of:
________________ Facsimile No. (203) 719-____; Operations - Corporate Action Department, Facsimile No. (203) 719-0795; and Legal Affairs (Equities Group), Facsimile No. (203) 719-0680, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 80 SW 8th Street, Miami, Florida 33130, Attention: Phil Gevas. Notwithstanding the foregoing, Purchase Notices shall be delivered to the Agent by facsimile at (203) 719-____ and receipt confirmed by telephone at (203) 719-____, and notices to the Company pursuant to
Section 1(d) shall be delivered to the Company by facsimile at ________________ and receipt confirmed by telephone at ______________. A Purchase Notice received by the Agent after 4 p.m. on an Exchange Business Day or on a day that is not an Exchange Business Day shall be deemed to have been delivered on the next following Exchange Business Day.

     13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     15. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Agent and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Agent) shall acquire or have any right under or by virtue of this Agreement.

     16. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

     17. Successors and Assigns. This Agreement shall be binding upon the Agent and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and the Agent's respective businesses and/or assets.

     18. Miscellaneous. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of UBS AG, and are not otherwise an obligation or responsibility of a branch or agency of UBS AG.

     A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

     UBS Warburg LLC and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that UBS Warburg LLC is acting as Agent pursuant to this Agreement.

     If the foregoing correctly sets forth the understanding among the Company and the Agent, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Agent.

                                   Very truly yours,


                                   APHTON CORPORATION



                                   By:_______________________
                                      Name:
                                      Title:


Accepted and agreed to as of the
date first above written:

UBS WARBURG LLC


By:__________________________
   Name:
   Title:


By:__________________________
   Name:
   Title:

                                                                      Schedule I

                           Subsidiaries of the Company

                   Currently, the Company has no subsidiaries.

                                                                       Exhibit A

                              Officers' Certificate

1. The representations and warranties of the Company in the Distribution Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

2. The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof;

3. The Company's Registration Statement (File No. 333-_____) under the Securities Act of 1933 has become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission (the "Commission"); and all requests for additional information on the part of the Commission have been complied with; and

4. Except as otherwise disclosed in writing to the Agent by the Company, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, or (ii) any transaction which is material to the Company or the Subsidiaries, planned or entered into by the Company or any of the Subsidiaries, or (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, or (iv) any material change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; and neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.

                                                                       Exhibit B

                           Opinion of White & Case LLP

                      Aphton Corporation - Form of Opinion

i. The Company has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and to enter into this Agreement, to issue, sell and deliver the Shares and consummate the transactions contemplated in the Prospectus;

ii. The common stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus;

iii. The Shares have been duly and validly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued and delivered against payment therefor as provided in the Distribution Agreement, will be duly and validly issued and fully paid and non-assessable;

iv. To such counsel's knowledge, the Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operation of the Company taken as a whole (a "Material Adverse Effect");

v. To such counsel's knowledge and other than as set forth in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency, which could prevent consummation of the transactions contemplated hereby or which are required to be described in the Registration Statement or the Prospectus but are not so described;

vi. This Agreement has been duly authorized, executed and delivered by the Company;

vii. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or, to such counsel's knowledge, under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which any of them or their respective properties may be bound or affected and which have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are listed in the exhibit index to the Company's most recent Annual Report on Form 10-K or are subsequently filed under the Exchange Act, or under any decree, judgment or order known to such counsel to be applicable to the Company or under any federal, state or local law, regulation or rule;

viii. No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby except such as may be required by the Act and the applicable rules and regulations thereunder, the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent (as to which such counsel expresses no opinion) or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") (as to which such counsel expresses no opinion);

ix. The statements set forth in the Prospectus in the second sentence of the fourth paragraph under the caption "The Company", under the caption "Risk Factors--Our potential products are in the early stages of product development", "Risk Factors--We expect to continue incurring operating losses in the next several years", "Risk Factors--We have substantial capital requirements and we may not be able to obtain additional financing", "Risk Factors--Our different approach to disease treatment may not prove successful", "Risk Factors--The development of our products is subject to extensive regulation", "Risk Factors--We depend on strategic alliances and may need additional strategic collaborators in the future", "Risk Factors--The industry in which we operate is characterized by rapid technological change and intense competition", "Risk Factors--Our ability to enforce our patents and proprietary rights is uncertain", "Risk Factors--We depend on key personnel", "Risk Factors--We may be exposed to product liability claims and uninsured risk", "Risk Factors--Our business involves the use of hazardous materials that could expose us to environmental liability", "Risk Factors--We depend on others for manufacturing and marketing", "Risk Factors--Future healthcare reforms may adversely affect our financial results", "Risk Factors--Our success depends on third party reimbursement", "Risk Factors--Ownership of our common stock is concentrated", "Risk Factors--The price of our common stock may be volatile" , "Risk Factors--The exercise of outstanding warrants and other rights to obtain additional shares could dilute the value of the shares" and Item 15 of the Registration statement, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters referred to therein in all material respects;

x. The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

xi. The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

xii. The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.

       Such counsel shall also state that, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in paragraphs (ii) and (ix) above, nothing has come to their attention that has led them to believe (a) that, as of its effective date, the Registration Statement or, as of its date, any further amendment thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that, as of its date, the Prospectus and documents incorporated by reference therein or any further amendment or supplement to the Prospectus (and documents incorporated by reference therein) made by the Company prior to the time and date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that, as of the date of delivery of such opinion, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the time and date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

                                                                       Exhibit C

                Intellectual Property Opinion of White & Case LLP


                     [Form of Intellectual Property Opinion]

[ADDRESS]

[OPINION LETTER TO UNDERWRITERS]


RE:      Aphton Corporation
         Pursuant to Distribution Agreement


Ladies and Gentlemen:

         We are Intellectual Property Counsel for the Company in connection with certain intellectual property matters and in connection with the distribution of shares of Aphton Corporation (the "Company") common stock ("Common Stock") pursuant to the Distribution Agreement as agreed to on _________________. This opinion is provided pursuant to the above referenced Distribution Agreement between the Company and the Underwriters.

         In connection with this opinion, we have been asked to review statements relating to patents, patent applications and trade secrets (the "Intellectual Property") of the Company and as made in or referenced by the Distribution Agreement. We have made this review and provide our opinion with respect to the above-identified sections of these documents. Our opinion is limited to Intellectual Property matters, as noted above.

         We are familiar with certain of the technology used by the Company in its business, to the extent of its disclosure to us by the Company, which is the subject matter of certain of the patents, patent applications and trade secrets described in the above identified documents. The opinions and beliefs expressed in this letter represent our considered judgment and are based upon compilations of applicable laws generally available to the public and effective as of the date hereof.

         As used in this letter, the phrase "to our knowledge" when used as a qualification with respect to the existence or absence of any matter, means that, during our representation of the Company and having no independent investigation with respect thereto, no information has come to our attention which has given us actual knowledge of the existence of facts contrary to the stated existence or absence of the matter.

         Based on our review of the above-identified sections of the Distribution Agreement, and subject to and limited by the foregoing and the exceptions and limitations set forth below, we offer the following opinions and conclusions:


     1. For the purpose of this opinion, the terms "know," "known," or "knowledge" refer to the actual knowledge by us, as well as the knowledge arising from our review of documents and materials relevant to the matters addressed in the paragraphs below, and the knowledge arising from our inquiry of employees or officers of the Company familiar with a matter to which this opinion pertains.

     2. All patents and pending patent applications ("Patents") that are owned by or licensed to the Company are listed on IP Schedule A, attached hereto. Information concerning the application number, filing data, and status of the applications encompassed by our representation of the Company is set forth in IP Schedule A.

     3. Except as set forth below, to our knowledge, the statements in the Distribution Agreement, insofar as such statements pertain to Intellectual Property matters, accurately and fairly represent the information referred to therein. We express no opinion, however, as to the bases upon which the Company decides to file patent applications, the dependency of the Company's commercial success on any factors including protection of proprietary technology and the procurement and enforceability of patents, nor as to the Company's reliance on various methods to protect its proprietary rights.

     4. To our knowledge, and based upon a representation by the Company regarding the conception and reduction to practice of the patents, patent applications and trade secrets related to the technology described in the above-identified documents, (A) there are no rights of parties other than the Company to any of the patents, patent applications or trade secret rights related to the technology described in the Distribution Agreement, (B) there are no pending or threatened actions, suits, proceedings or claims by others challenging the Company's rights to or in any such patents, patent applications or trade secret rights and (C) there are no pending or threatened actions, suits, proceedings or claims by others that the Company is infringing or otherwise violating any patent or trade secret rights of others.

     5. To the best of our knowledge, the Company and its licensors have complied with the examination requirements of the United States Patent and Trademark Office ("USPTO") duty of candor and disclosure for each of the United States Patent listed in IP Schedule A. No fact has come to such counsel's attention that causes such counsel to question the enforceability of any of the Patents, or to question the validity of any claim of an issued patent or pending patent application listed on IP Schedule A.

     6. We are aware of no legal or governmental proceedings relating to the Company's patent rights, other than normal ex parte USPTO examination proceedings. No patent application listed in IP Schedule A has been formally abandoned, and all patents have been lawfully issued.

     7. To our knowledge, there are no facts or circumstances which, if asserted in litigation, would be likely to render any of the trade secret rights reflected in the Company's filed patent applications invalid, or unenforceable except to the extent they have been or will be disclosed upon publication of such patent applications or upon the issuance of patents.

     8. There are no agreements with third parties relating to the acquisition, licensing and/or transfer of intellectual property rights which have or are anticipated to have a material impact on the Company's existing or future business, including license agreements, joint venture agreements, marketing and/or distribution agreements or other collaboration agreements, that are not currently in effect or that will be expiring soon, nor further has there been any notice of termination or other act indicating a desire to terminate any of the aforesaid agreements.

     9. Except as described in the above identified documents, we are not aware of any facts that prevent the Company from using its intellectual property and know-how conduct its business or from enforcing its rights to its patents or patent applications.

     10. We are not aware of any facts or prior art that would lead us to believe that any of the Companies patents are or may infringe the patent or patents of third parties.


     11. We believe and have so informed the Company that its _________ products are covered by one or more of the issued patents and the claims therein listed in IP Schedule A, attached hereto.

         This letter is limited to the matters set forth herein, and no matter may be inferred or implied beyond the matters expressly stated in this letter. We assume no obligation to advise you, subsequent to the delivery of this letter, of any matters that could result in a change in the opinions or beliefs set forth herein. This letter has been prepared solely for your use in connection with the Purchase and/or Distribution of stock shares under the appropriate documents, and may not be used for any other purpose, or be relied upon by any other person or entity. It should not be quoted in whole or in part or otherwise be referred to, nor be filed with nor furnished to any governmental agency or other person or entity, without the prior written consent of the undersigned.


                                            Very Truly Yours,



                                            [Law Firm]

                                                                       Exhibit D

                       Comfort Letter of Ernst & Young LLP

1. We are independent public accountants with respect to the Company [and its Subsidiaries] within the meaning of the Securities Act of 1933 and the Regulations promulgated thereunder (collectively, the "Act").

2. In our opinion, the [consolidated] financial statements of the Company [and its Subsidiaries] audited by us and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act with respect to registration statements on Form S-3 and the Securities Exchange Act of 1934 and the Regulations promulgated thereunder (collectively, the "1934 Act").

3. On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

     (a) Reading the minutes of the meetings of the stockholders, the Board of Directors, Executive Committee and Audit Committee of the Company [and the Boards of Directors and Executive Committees of its Subsidiaries] as set forth in the minute books through [less than five business days prior to the Closing Date];

     (b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in FAS No. 71, Interim Financial Information, on the unaudited condensed [consolidated] interim financial statements of the Company [and its consolidated Subsidiaries] included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

     (c) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to our attention as a result of the foregoing procedures that causes us to believe that:

          (i) the unaudited condensed [consolidated] interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder;

          (ii) any material modifications should be made to the unaudited condensed [consolidated] interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

          (iii) (x) at the date of the latest available interim financial data and [less than five business days prior to the Closing Date], there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in stockholders' equity of the Company [and the Subsidiaries on a consolidated basis] as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (y) for the period from the date of the latest available financial data to less than three business days prior to the Closing Date, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in stockholders' equity of the Company [and the Subsidiaries on a consolidated basis], except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur [, apart from the following changes or decreases:].

4. We have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which have been specified by the Agent and agreed to by us in a side letter, and we have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company [and its Subsidiaries] identified in such letter.

                                                                       Exhibit E

                    Opinion of Stroock & Stroock & Lavan LLP

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation in good standing in the State of Florida. [Each Subsidiary of the Company has been duly organized or formed and is validly existing as a corporation, limited partnership, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of organization or formation. Each Subsidiary of the Company is qualified to do business as a foreign corporation, limited partnership, limited liability company or partnership, as the case may be, in good standing in Delaware.]

2. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights. [All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights. The issued shares of capital stock of each of the Company's Subsidiaries are owned of record, directly or indirectly, by the Company free and clear of any and all liens, charges, claims, security interests or encumbrances.]

3. The Company has full corporate power and authority to enter into the Distribution Agreement and to issue, sell and deliver the Shares to the Agent as agent or to the Agent as principal, as provided in the Distribution Agreement, and the Distribution Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

While we have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, we have participated in conferences with certain officers and other representatives of the Company, counsel for the Company, representatives of the independent auditors for the Company and your representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, on the basis of the foregoing (relying as to materiality to a large extent on the opinions of officers and other representatives of the Company), no facts have come to our attention that lead us to believe that the Registration Statement (except with respect to the financial statements, schedules and other financial data, including therein, as to which we make no statement), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus (except with respect to the financial statements, schedules and other financial data included therein, as to which we make no statement), as of its date, and as of the date hereof, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      -42-